CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N2 of the Vertical Capital Income Fund and to the use of our report dated September 29, 2011 on the statement of assets and liabilities and the related statement of operations as of September 28, 2011 of the Vertical Capital Income Fund (“the Fund”). Such financial statements appear in the Fund's Statement of Additional Information.

                                                           BBD, LLP

Philadelphia, Pennsylvania

September 29, 2011